Exhibit 99.2

National Energy Services Reunited Corp. Announces Closing of Partial Over-Allotment Exercise in
Connection with its Initial Public Offering

NEW YORK and HOUSTON, May 30, 2017 (GLOBE NEWSWIRE) -- National Energy Services Reunited Corp. (Nasdaq: NESRU) ("NESR" or the "Company"), a company formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities, announced today that it has consummated the sale of an additional 1,921,700 units pursuant to the partial exercise of the underwriters' over-allotment option in connection with the Company’s initial public offering (“IPO”). The additional units were sold at $10.00 per unit, generating additional gross proceeds of $19,217,000 to the Company and bringing the total gross proceeds of the IPO to $229,217,000.

Of the proceeds received from the consummation of the over-allotment option exercise of units and a simultaneous private placement of warrants to the Company’s sponsors, $19,217,000 was placed in trust, increasing the amount in trust from $210,000,000 to a total of $229,217,000 (or $10 per unit sold in the public offering). A pro forma balance sheet of the Company as of May 30, 2017, reflecting receipt of the proceeds upon consummation of the partial exercise of the over-allotment option and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”). The common stock and warrants comprising the Units are expected to begin separate trading on June 5, 2017.

Maxim Group LLC and National Bank of Canada Financial Inc. acted as the joint book running managers for the offering.

Registration statements relating to these securities were declared effective by the SEC on May 11, 2017. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained by contacting Maxim Group LLC 405 Lexington Ave, New York, NY 10174, Attn: Prospectus Department or by Tel: (800) 724-0761. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

About NESR

NESR, led by Sherif Foda, is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. The Company's efforts to identify a target business will not be limited to a particular industry or geographic region, although we intend to focus our search on target businesses and assets in the energy services industry, with an emphasis on oil and gas services globally.

NESR completed its IPO on May 17, 2017. Our units trade on the NASDAQ Capital Market under the symbol "NESRU”. The common stock and warrants comprising the Units are expected to begin separate trading on June 5, 2017. We will have 24 months from the closing of our IPO to consummate our initial business combination.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements". Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the Company's offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Dhiraj Dudeja

NESR Corp

dhiraj@nesrco.com